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                                                                       Exhibit 3

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into to be effective as of this 20th day of March, 1998, between U.S. ENERGY SYSTEMS, INC., a Delaware corporation (the "Company") and ENERGY SYSTEMS INVESTORS, LLC, a Delaware limited liability company (the "Holder").

                                    RECITALS

         I. Pursuant to that certain Subscription Agreement dated as of March 20, 1998 (the "Subscription Agreement"), the Company has agreed to provide to Holder certain registration rights with respect to the shares of the Company's Common Stock issuable upon the conversion of 250,000 shares of the Company's Series A Preferred Stock (the "Preferred Stock") issued to the Holder pursuant to the Subscription Agreement, and any shares of Common Stock granted as dividends or otherwise on or with respect to the Preferred Stock (all of such shares of Common Stock being referred to herein as the "Restricted Shares").

         II. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Subscription Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and covenants set forth in the Subscription Agreement, the parties agree as follows:

         1.       Incidental (Piggyback) Registration Rights.

                  (a) Subject to the limitations set forth in this Agreement, if the Company at any time after the first anniversary of the Closing Date proposes to file on its behalf and/or on behalf of any of its security holders other than the Holder ("the demanding security holders") a registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form not available for registering the Restricted Shares, or any form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, as amended) of the Company, it will give written notice to the Holder at least thirty (30) days before the initial filing with the Securities and Exchange Commission (the "Commission) of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Restricted Shares as the Holder may request.
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                  (b)      If the Holder desires to have Restricted Shares
registered under this Section 1, he shall advise the Company in writing within fifteen (15) days after the date of receipt of such offer from the Company, setting forth the amount of such Restricted Shares for which registration is requested. The Company shall thereupon include in such filing the number of shares of Restricted Shares for which registration is so requested; provided that nothing herein shall prevent the Company from abandoning or delaying any such registration at any time. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, the Company shall not be required to include any of the Restricted Shares in such underwriting unless the Holder agrees to accept the offering on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration; provided, however, that if the managing underwriter advises the Company in writing that the inclusion of all Restricted Shares proposed to be included by the Holder in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by the persons other than the Holder, the Company (the "Other Shares") would jeopardize the success of the Company's offering, then the Company shall be required to include in the offering (in addition to the number of shares to be sold by the Company) only that number of Restricted Shares that the managing underwriter believes will not jeopardize the success of the Company's offering and the number of Restricted Shares and Other Shares not included in such underwritten public offering shall be reduced pro rata based upon the number of shares of Restricted Shares and Other Shares requested by the holders thereof to be registered in such underwritten public offering. In the event the Company chooses a registration form which limits the size offering either in terms of the number of shares or dollar amount, the Company shall not be required to include in the offering (in addition to the number of shares to be sold by the Company) Restricted Shares which would exceed such limits.

                  (c) Notwithstanding anything to the contrary contained in this Section 1, in the event that there is a firm commitment underwritten public offering of securities of the Company pursuant to a registration covering Restricted Shares and the Holder does not elect to sell his Restricted Shares to the underwriters of the Company's securities in connection with such offering, the Holder shall refrain from selling such Restricted Shares so registered pursuant to this Section 1 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that the Holder shall, in any event, be entitled to sell its Restricted Shares commencing on the 90th day after the effective date of such registration statement.

         2.       Demand Registration Rights.

                  (a) At any time after the second anniversary of the Closing Date and prior to the fifteenth anniversary of the Closing Date (the "Registration Period"), the Holder shall have one right to request (a "Registration Request") by delivery of written notice to the Company that the Company effect the registration under the Securities Act, of all or any portion of the Restricted Shares. In such event, the Company shall use reasonable efforts to cause the Restricted Shares to be registered under the Securities Act and to promptly effect and comply with all such qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Restricted Shares in the manner described in such Registration Request,


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including, without limitation, qualifications under the applicable Blue Sky or other state securities laws (provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state); provided, however, that (i) the Company shall not be obligated to file and cause to become effective more than one registration statement in which Restricted Shares are sold pursuant to this subsection (a) (it being understood that (a) the Company will not withdraw any such registration statement if the Holder exercises his rights to a piggyback registration under Section 1 until the Section 1 registration statement becomes effective or (b) if the Company does withdraw the registration statement under this section after the Holder exercises his piggyback rights prior to the effectiveness of the registration statement under Section 1 hereof and the
Section 1 registration statement does not become effective, then the Company will file another registration statement pursuant to Section 2) and (ii) the Company shall not be obligated to conduct a special audit of its financial statements, unless such audit shall have been requested by the Commission, or in any other case unless the Holder undertakes to pay the costs associated with such audit.

                  (b) Notwithstanding the foregoing, the Company may delay filing a registration statement, and may withhold efforts to cause the registration statement to become effective, if the Board of Directors of the Company determines in good faith that such registration would reasonably be likely to (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that would not be in the best interest of the Company's stockholders. If, after a registration statement becomes effective, the Company advises the holders of registered shares that the Company considers it appropriate for the registration statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended.

         3.       Registration Procedures.

                  (a) In connection with the filing of a Registration Statement pursuant hereto, the Company will:

                           (i)      prepare and file with the Commission a
Registration Statement with respect to such securities and use its reasonable efforts to cause such Registration Statement to become and remain effective for a period of time (not to exceed thirty (30) days) required for the disposition of such securities by the Holder thereof;

                           (ii)     prepare and file with the Commission such
amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of


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such time as all of such securities have been disposed of in a public offering or the expiration of sixty (60) days.

                           (iii)    furnish to the Holder such number of copies
of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Holder may reasonably request;

                           (iv)     use its reasonable efforts to register or
qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as the Holder of such securities shall reasonably request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable the Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                           (v)      enter into customary agreements (including
an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Common Stock and as shall be required in connection with the action taken by the Company; and

                           (vi)     promptly notify in writing the Holder of the
happening of any event, during the period of distribution, as a result of which the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, if so requested by the Company in writing, the Holder shall promptly take action to cease making any offers of the Restricted Shares until receipt and distribution of a revised or supplemental prospectuses).

                  (b) In connection with any registration hereunder, the Holder will (i) prior to issuing a Registration Request or notifying the Company of his intent to include Restricted Shares in a registration statement to be filed by the Company, agree in writing to convert the shares of Preferred Stock necessary to provide the Holder that number of shares of Common Stock to be sold pursuant to the registration statement not later than the effective date of such registration statement, (ii) furnish the Company in writing such information with respect to himself and the proposed distribution by him as reasonably requested by the Company and all such information necessary in order to assure compliance with Federal and applicable state securities laws and (iii) if the Holder elects to sell the Restricted Shares to underwriters, enter into an agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any provisions applicable to the Company which are inconsistent with the provisions


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hereof and, provided further, that the time and place of the closing of such agreement shall be as mutually agreed upon between the Company and the managing underwriter.

         4. Expenses. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses (including attorneys' fees) of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 3(d), except to the extent required to be paid by participating selling security holders by state securities or blue sky laws, shall be paid by the Company; provided, however, that the Holder (and not the Company) shall be liable for (i) all fees, discounts and commissions to any underwriter or broker, if any, (ii) all transfer taxes, if any, and (iii) all fees and disbursements of legal counsel to the Holder, if any.

         5.       Indemnification.

                  (a) Indemnification by the Company. In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder, each underwriter of the Restricted Shares, if any, each such broker or any other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact contained in the Registration Statement under which such Restricted Shares were registered under the Securities Act, any final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any final prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading; and shall reimburse the Holder, such underwriter, broker and each such controlling person for any legal expenses reasonably incurred by any of them in connection with defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be obligated to so indemnify the Holder, such underwriter, broker or any such controlling person insofar as such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said final prospectus or said amendment or supplement in reliance upon and in conformity with information furnished to the Company or such underwriter or broker by the Holder in writing for use in preparation thereof.

                  (b) Indemnification by Holder. Before Restricted Shares held by the Holder shall be included in any Registration Statement pursuant to this Agreement, the Holder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a) hereof for the indemnification of the Holder by the Company) the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such Registration Statement or final prospectus contained


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therein or any amendment or supplement thereto, if such untrue statement or omission was (i) made in reliance upon and in conformity with information furnished to the Company by the Holder in writing for use in the preparation of such Registration Statement, final prospectus or amendment or supplement or (ii) contained in any Registration Statement which was utilized by the Holder or any controlling person or affiliate of the Holder after the Holder was notified, in accordance with Section 3(a)(vi) hereof, that such Registration Statement contained an untrue statement of a material fact or omitted to state any material fact.

                  (c) Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 5, such indemnified party will, if a claim in respect thereof is made against any indemnifying party, give written notice to the latter of such claim and/or the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which conflict in any material respect with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5, such indemnifying party shall reimburse such indemnified party and shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 5. The indemnifying party shall not make any settlement of any claims indemnified against thereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing provisions of this Section 5, if pursuant to an underwritten public offering of the Common Stock, the Company, the Holder and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 5 shall be deemed inoperative for purposes of such offering.

         6. Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Restricted Shares of the Holder if, in the opinion of counsel to the Company, the sale or other disposition of the Holder's Restricted Shares may be effected without registering such Restricted Shares under the Securities Act.


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         7.       Miscellaneous.

                  (a) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, delivered by reputable overnight courier, telecopied and confirmed separately in writing by a copy mailed as follows or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as set forth in the Subscription Agreement.

                  (b) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that, the Holder's rights hereunder may not be assigned or transferred without the prior written consent of the Company.

                  (c) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

                  (d) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (e) Entire Agreement. This Agreement, together with the Subscription Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete exclusive statement of the understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                  (f) Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately, constitute one agreement.

                  (g) Dispute Resolution. In the event that a dispute arises in connection with any matter directly or indirectly related to this Agreement which cannot be resolved by the parties hereto or by mediation of the parties hereto, the parties shall resolve any such dispute through arbitration in New York, New York in accordance with the regulations of the American Arbitration Association.


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         IN WITNESS WHEREOF, the Company and the Holder have executed this
Agreement as of the date first above written.

                                         U.S. ENERGY SYSTEMS, INC., a
                                         Delaware corporation

                                         By: /s/ Richard H. Nelson
                                            ------------------------------------
                                            Richard H. Nelson, President and CEO


                                         ENERGY SYSTEMS INVESTORS, LLC, a
                                         Delaware limited liability company

                                         By: /s/ Lawrence I. Schneider
                                            ------------------------------------
                                            Lawrence I. Schneider, Manager



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